Exhibit 10.31

CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL MUTUAL RELEASE

This Confidential Separation Agreement and General Release (this “Agreement”) is made by and between Mary Margaret H. “Margo” Georgiadis (“Executive”) and Groupon, Inc. (the “Company”) (collectively, referred to as the “Parties” or individually referred to as a “Party”).  Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Employment Agreement (as defined below).

WHEREAS, the Parties have previously entered into that certain Employment Agreement, dated as of April 15, 2011 (the “Employment Agreement”); and

WHEREAS, Executive voluntarily resigned her employment with the Company, effective September 23, 2011 (the “Separation Date”); and

WHEREAS, pursuant to Section 5(a)(i) of the Employment Agreement, the Company granted to Executive an award of 300,000 restricted stock units (the “Initial RSU Award”) that were immediately vested in full with the mutual expectation of the Parties that Executive would not voluntarily terminate her employment with the Company within the first year following the effective date of the Employment Agreement; and the Initial RSU Award was settled by the issuance to Executive on April 15, 2011 of 300,000 shares of the Non-Voting Common Stock, par value $0.0001 per share, of the Company (the “Initial Award Shares”) in accordance with the provisions of (i) the Groupon, Inc. 2010 Stock Plan Notice of Restricted Stock Unit Award (Date of Grant: April 15, 2011; Total Number of RSUs: 300,000) executed by the Company and Executive and (ii) the Groupon, Inc. Restricted Stock Unit Agreement under the 2010 Stock Plan attached thereto (together, the “Initial RSU Award Agreement”); and

WHEREAS, in connection with the issuance to Executive of the Initial Award Shares, Executive paid to the Company in satisfaction of the Company’s income and employment tax withholding obligations: (i) Federal Income Tax withholding in the amount of $2,446,500, (ii) Federal Insurance Contributions Act (“FICA”) withholding in the amount of $103,594.20 and (iii) Illinois Income Tax withholding in the amount of $349,500; and

WHEREAS, pursuant to Section 5(a)(ii) of the Employment Agreement, the Company granted to Executive an award of 800,000 restricted stock units (the “Additional RSU Award”) evidenced by (i) the Groupon, Inc. 2010 Stock Plan Notice of Restricted Stock Unit Award (Date of Grant April: 15, 2011; Total Number of RSUs: 800,000) executed by the Company and Executive and (ii) the Groupon, Inc. Restricted Stock Unit Agreement under the 2010 Stock Plan attached thereto (together, the “Additional RSU Award Agreement”), no portion of which has vested as of the Separation Date in accordance with the terms of the Additional RSU Award Agreement; and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Executive may have against the Company and any of the Releasees as defined below, except as indicated in this Agreement, including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Company or its subsidiaries or affiliates;

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

1.                                       Valuable Consideration.  The Company shall provide Executive with the retention benefit set forth in Paragraph 1(a) (the “Separation Benefits”).  Executive acknowledges and agrees that the Separation Benefits constitute adequate legal consideration for the promises and representations made by Executive in this Agreement.  Executive’s receipt of the Separation Benefits is contingent upon Executive complying with the following conditions: (i) this Agreement must become effective, as set forth in Paragraph 5 below and (ii) Executive must continue to abide by the surviving provisions of the Proprietary Rights Agreement described in Paragraph 4(f) below, except for any provisions of the Proprietary Rights Agreement which conflict with this Agreement (the “Conflicting Provisions”), in which case this Agreement will govern.  For clarification, Section 13 (“Covenant Not to Compete or Solicit”) of the Proprietary Rights Agreement is a Conflicting Provision, and Paragraph 14 of this Agreement shall therefore govern.

(a)                                  Retention of Portion of Initial Award Shares.  Notwithstanding Executive’s voluntary resignation from her employment with the Company within the first year following the effective date of the Employment Agreement, Executive shall retain 100,000 of the Initial Award Shares previously issued to Executive.

(b)                                 Rescission of Non-Retained Portion of Initial RSU Award.  The Company and Executive hereby rescind ab initio, effective as of the Effective Date set forth in Paragraph 5 below, the grant to Executive of that portion of the Initial RSU Award with respect to 200,000 of the restricted stock units originally subject to the Initial RSU Award (the “Rescinded Award”).  To effect such rescission, Executive hereby tenders to the Company 200,000 shares of the Non-Voting Common Stock, par value $0.0001 per share, of the Company (the “Tendered Shares”) that were issued to Executive upon the settlement of the Rescinded Award and delivers to the Company herewith her executed Assignment Separate from Certificate in the form attached hereto as Exhibit A (the “Assignment”) with respect to the Tendered Shares.  The Company shall cancel the Tendered Shares upon the Effective Date, and thereafter the Tendered Shares shall be of no force or effect.  It is the intention of the Company and Executive that, subsequent to said rescission of the Rescinded Award and cancellation of the Tendered Shares as of the Effective Date, the Parties for all purposes will be in the same position as of April 15, 2011 in which they would have been had the grant of the Rescinded Award never occurred.  The Company and Executive shall treat the Rescinded Award as rescinded for all purposes, shall take no action inconsistent with such treatment, and shall indemnify and hold harmless the other Party for any such inconsistent treatment.  As of the Effective Date, the Initial RSU Award Agreement shall be deemed reformed hereby to relate solely to 100,000 of the restricted stock units subject to the Initial RSU Award.  Subject to the effectiveness of this Agreement as set forth in Paragraph 5 below, Executive and the Company hereby release and forever discharge each other from any and all claims, actions, causes of action, liabilities, demands, damages or losses of whatever kind or nature, in law or equity, known or unknown, suspected or unsuspected, which each Party ever had, now has, or may hereafter have, arising out of the Rescinded Award and the delivery of the Tendered Shares, subject to the provisions of paragraphs 1(c) and 1(d) below.

(c)                                  Income Reporting and Refund of Excess Withholding Taxes.  Following the rescission of the Rescinded Award and cancellation of the Tendered Shares, the Company shall report on Form W-2 issued to Executive for compensation received from the Company in calendar year 2011 with respect to the Initial RSU Award and the Initial Award Shares only income that relates to 100,000 restricted stock units and the settlement thereof by the issuance to Executive of 100,000 of the Initial Award Shares.  Promptly following its cancellation of the Tendered Shares and receipt of the Employee Statement in the form attached as Exhibit B (the “Employee Statement”) executed by Executive, the Company will refund to Executive the excess portion of income and employment tax withholding paid by Executive to the Company (and related to the Rescinded Award and Tendered Shares) in the following amounts: (i) excess Federal Income Tax withholding in the amount of $1,632,748.30, (ii) excess FICA withholding in the amount of $67,570 and (iii) excess Illinois Income Tax withholding in the amount of $232,996.  Subject to her receipt of such refunded excess income and employment tax withholding amounts from the Company, Executive agrees that she will not claim a refund or credit of such amounts from the applicable tax authorities.

(d)                                 Executive’s Representations with Respect to Tendered Shares.  Executive hereby represents and warrants as follows with respect to the Tendered Shares:

(i)                                     Executive has full legal capacity, power and authority to enter into this Agreement, to perform her obligations hereunder, and to consummate the transactions contemplated by Paragraph 1.

(ii)                                  This Agreement has been duly executed and delivered by Executive and, from the Effective Date, constitutes the legal, valid and binding obligation of Executive, enforceable against Executive in accordance with its terms, except as such enforceability may be limited by general principles of equity and bankruptcy, insolvency, reorganization and moratorium and other similar laws relating to creditors’ rights.

(iii)                               As of the date hereof and as of the Effective Date, (1) Executive is the record and beneficial owner of the Tendered Shares, free and clear of any Encumbrance (as defined below); (2) Executive has the right, authority and power to sell, assign and transfer the Tendered Shares to the Company; and (3) upon delivery to the Company of the Assignment and certificates, if any, for the Tendered Shares, the Company shall acquire good, valid and marketable title to the Tendered Shares, free and clear of any Encumbrance other than Encumbrances created by the Company.  “Encumbrance” means any lien, claim, pledge, security interest, encumbrance or other restriction of any kind (other than those created under applicable securities laws).

(e)                                  Forfeiture of Additional RSU Award.  Executive acknowledges that the Additional RSU Award is entirely unvested as of the Separation Date, no portion of the Additional RSU Award will vest following the Separation Date, and the entire Additional RSU Award is forfeited and all rights of Executive with respect thereto terminated immediately upon the Separation Date.

2.                                       Mutual Release of Claims.  Except as provided in Paragraph 3 or elsewhere in this Agreement, Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company, any of its direct or indirect subsidiaries and affiliates, and any of their current and former officers, directors, equity holders, managers, executives, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries and predecessor and successor corporations and assigns (collectively, the “Releasees”).  Executive, on her own behalf and on behalf of any of Executive’s affiliated companies or entities and any of their respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement (as defined in Paragraph 5 below), including, without limitation:

(a)                                  any and all claims relating to or arising from Executive’s employment or service relationship with the Company or any of its direct or indirect subsidiaries or affiliates and the termination of that relationship;

(b)                                 any and all claims relating to, or arising from, Executive’s unvested rights with respect to the purchase, or actual purchase of any shares of stock or other equity interests of the Company or any of its affiliates, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c)                                  any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; disability benefits; and claims involving intellectual property or innovations that Executive may have worked on or created during the period in which she was being compensated by any of the Releasees;

(d)                                 any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, the Illinois Human Rights Act, the Illinois Minimum Wage Law; the Illinois Wage Payment and Collection Act; the Illinois One Day Rest in Seven Act; the Illinois Victims’ Economic Security and Safety Act; the Illinois Personnel Record Review Act; the Illinois Worker Adjustment and Retraining Notification Act; the Illinois Right to Privacy in the Workplace Act; the Illinois Workers’ Compensation Act and any other statute set forth in Chapter 820 or any other chapter of the Illinois Compiled Statutes that pertains or relates to, or otherwise touches upon, the employment relationship between the Company and Executive; Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Executive Retirement Income Security Act of 1974; the

Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002;

(e)                                  any and all claims for violation of the federal or any state constitution;

(f)                                    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(g)                                 any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement; and

(h)                                 any and all claims for attorneys’ fees and costs.

Executive expressly waives Executive’s right to recovery of any type, including damages, in any administrative or court action, whether state or federal, and whether brought by Executive or on Executive’s behalf, related in any way to the matters released herein.  Executive agrees that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released.  However, this release shall have no effect on any claims or matters not released hereunder.

Except as provided in Paragraph 3 or elsewhere in this Agreement, Releasees hereby and forever release Executive, and Executive’s affiliated companies or entities and any of her respective heirs, family members, executors, agents, and assigns from, and agree not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Releasees may possess against Executive and any of her respective heirs, family members, executors, agents, and assigns, arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement (as defined in Paragraph 5 below), including, without limitation, any and all claims relating to or arising from Executive’s employment or service relationship with the Company or any of its direct or indirect subsidiaries or affiliates and the termination of that relationship.

3.                                       Claims Not Released.  This release does not release any claims, rights or entitlements of Executive that cannot be released as a matter of law, including, but not limited to: claims for any challenge to the validity of Executive’s release of claims under the Age Discrimination in Employment Act of 1967, as amended, as set forth in this Agreement, Executive’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that Executive’s release of claims herein bars Executive from recovering such monetary relief from the Company or any Releasee); claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law; claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA; and Executive’s rights under applicable law, the Company’s Bylaws and the Company’s director and officer liability policy to seek indemnity for acts committed, or omissions, within the course and scope of the Executive’s employment duties.

In addition, this release does not release any claim Executive may have for performance by the Company of its obligations under Paragraph 1(c) of this Agreement.

This release does not release any claims that Releasees may possess against Executive, and Executive’s affiliated companies or entities and any of her respective heirs, family members, executors, agents, and assigns arising from breach by any of them of the Proprietary Rights Agreement described in Paragraph 4(f) below or this Agreement.

4.                                       Acknowledgements and Representations.

(a)                                  Executive acknowledges that Executive may discover facts or law different from, or in addition to, the facts or law that Executive knows or believes to be true with respect to the claims released in this Agreement and agrees, nonetheless, that this Agreement and the release contained in it shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery of them.

(b)                                 Executive declares and represents that Executive intends this Agreement to be complete and not subject to any claim of mistake, and that the release herein expresses a full and complete release and Executive intends the release herein to be final and complete.

(c)                                  Executive represents that, as of the date of this Agreement, she has not filed any lawsuits, charges, complaints, petitions, claims or other accusatory pleadings against the Company or any of the other Releasees in any court or with any governmental agency.

(d)                                 Executive represents and warrants that: (i) no other person or entity has or has had any interest in the claims released under this Agreement and (ii) she has not assigned, transferred, conveyed, subjected to a security interest, or otherwise encumbered or impaired in any way any of the claims released under this Agreement.

(e)                                  Executive and Company acknowledge and agrees that the Mutual Release of Claims clause in this Agreement is an essential and material term of the Agreement, and that without such clause, no agreement would have been reached by the Parties.

(f)                                    Executive acknowledges that she has read and signed, and will continue to abide by, the surviving provisions, excluding the Conflicting Provisions, of the Company’s Employee Inventions and Proprietary Rights Assignment Agreement attached hereto as Exhibit C (the “Proprietary Rights Agreement”), which is incorporated herein by reference as if set forth herein in its entirety.  Nothing in this Agreement is intended to modify, supersede or replace any provision, right or obligation of the Proprietary Rights Agreement other than the Conflicting Provisions.

5.                                       Older Workers Benefit Protection Act.  This Agreement is intended to satisfy the requirements of the Older Workers’ Benefit Protection Act, 29 U.S.C. sec. 626(f).  Executive understands and acknowledges that she has been advised by this writing that: (a) she has read and understands the terms of this Agreement; (b) she has been advised in writing to consult with an attorney before executing this Agreement; (c) she has obtained and considered such legal counsel as she deems necessary; (d) she has been given 21 days within which to consider this Agreement (although Executive may elect not to use the full 21-day period at Executive’s option); and (e) by signing this Agreement, Executive acknowledges that she does so freely, knowingly, and voluntarily.  This Agreement shall not become effective or enforceable until the eighth day after Executive signs this Agreement.  In other words, Executive may revoke her acceptance of this Agreement within seven (7) days after the date she signs it.  Executive’s revocation must be in writing and received by Groupon, Inc., 600 W. Chicago Ave., Suite 620, Chicago, IL 60654, Attention: David Schellhase by 5:00 p.m. Central Time on the seventh day in order to be effective.  If Executive does not revoke acceptance within the seven (7) day period, Executive’s acceptance of this Agreement shall become binding and enforceable on the eighth day (the “Effective Date”).  This Agreement does not waive or release any rights or claims that Executive may have under the Age Discrimination in Employment Act that arise after the execution of this Agreement.  In addition, this Agreement does not prohibit Executive from challenging the validity of this Agreement’s waiver and release of claims under the Age Discrimination in Employment Act.

6.                                       Confidentiality; Return of Company Property.  Executive represents and warrants that as of the Separation Date, she has returned all property belonging to the Company.  Such property includes, but is not limited to, keys, passwords, access cards, credit or phone cards, any computer hardware or software, any products relating to the Company or its competition, any design work, product engineering, test results, customer information, pricing and cost information, financial data or information, any vendor samples or information, management materials, including all correspondence, manuals, letters, notes, notebooks, data report programs, plan proposals, and other confidential, proprietary and/or trade secret information, regardless of whether the information is in written, printed, electronic, or other form and regardless of whether it was written or compiled by Executive or other persons, as well as any and all other property that comprises property owned by the Company.  Executive agrees that she will not retain any originals or copies of any Company property, whether prepared or created by Executive or otherwise coming into Executive’s possession or control in the course of her employment with the Company.  Executive agrees to keep the terms of this Agreement confidential between herself and the Company, except that she may tell her immediate family and attorney or accountant, if any, as needed, but in no event should she discuss the Agreement or its terms with any current or prospective employee of the Company.

7.                                       Severability.  In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

8.                                       No Oral Modification.  This Agreement may only be amended in a writing signed by Executive and a duly authorized officer of the Company.

9.                                       Forum.  Any proceeding to enforce, interpret, challenge the validity of, or recover for the breach of any provision of, this Agreement may be filed in the United States District Court for the Northern District of Illinois, and the Parties expressly waive any and all objections to personal jurisdiction, service of processor venue in connection therewith.

10.                                 Governing Law.  The Agreement has been executed in the State of Illinois, and Executive and the Company agree that the Agreement shall be interpreted in accordance with and governed by the laws of the State of Illinois, without regard to its conflicts of laws principles.

11.                                 Voluntary Execution of Agreement.  Executive understands and agrees that she executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of her claims against the Company and any of the other Releasees. Executive acknowledges that: (a) she has read this Agreement; (b) she has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement; (c) she has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of her own choice; (d) she understands the terms and consequences of this Agreement and of the releases it contains; and (e) she is fully aware of the legal and binding effect of this Agreement.

12.                                 Mutual Non-Disparagement.  Executive agrees not to disparage the Company, and the Company’s employees, directors, managers, partners, agents, attorneys and affiliates, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that Executive may respond truthfully and fully to any question, inquiry or request for information when required by legal process.  Company, through its officers and members of the Board of Directors, agree not to disparage Executive, in any manner likely to be harmful to her or her business, business reputation or personal reputation; provided that Company may respond accurately and fully to any question, inquiry or request for information when required by legal process.

13.                                 No Admission.  This Agreement does not constitute an admission by the Company of any wrongful action or violation of any federal, state, or local statute, or common law rights, including those relating to the provisions of any law or statute concerning employment actions, or of any other possible or claimed violation of law or right.

14.                                 Covenants Not to Compete or Solicit.  In consideration and recognition of the confidential and proprietary information Executive received during her employment and the consideration provided within this Agreement, Executive agrees that for a period of twelve (12) months following the termination of her employment, she shall not, anywhere in the Geographic Area (as defined below), other than on behalf of the Company or with the prior written consent of the Company, directly or indirectly:

(a)                                  perform services for (whether as an employee, agent, consultant, advisor, independent contractor, proprietor, partner, officer, director or otherwise), have any ownership interest in (except for passive ownership of five percent (5%) or less of any entity whose securities have been registered under the Securities Act or Section 12 of the Securities Exchange Act of 1934, as amended), or participate in the financing, operation, management or control of, any firm, partnership, corporation, entity or business that engages or participates in a “competing business purpose” (as defined below);

(b)                                 knowingly induce or attempt to induce any vendor, supplier, merchant, client, strategic partner, licensee, licensor or business relation of Company to cease doing business with Company, or in any way knowingly interfere with the relationship between the Company and any vendor, supplier, merchant, client, strategic partner, licensee, licensor or business relation of Company, whether or not Executive had personal contact with such entity; and

(c)                                  act to solicit, encourage, hire or take any other action which is intended to induce or encourage any employee of the Company or any subsidiary of the Company to terminate his or her employment or relationship with the Company or any subsidiary of the Company.

For the purpose of this Agreement, the term “competing business purpose” shall mean the sale or provision of any goods or services through a deal of the day site that is similar to www.groupon.com.  The term “Geographic Area” shall mean the United States of America and any other jurisdiction in which the Company conducts material business activities.

Notwithstanding the foregoing, nothing in this Agreement shall prohibit Executive from working for an entity whose primary business does not have a competing business purpose, but said company operates a subsidiary, business unit or division which may compete with www.groupon.com, so long as Executive does not directly run/operate a company with a competing business purpose.  In addition, the Company is aware that Executive has accepted a position at Google.  Executive represents and warrants that while employed at Google during the twelve months following the Separation Date, Executive will have no direct involvement in Google’s activities pertaining to Google’s daily deal business.  Any such involvement by Executive will be considered a material breach of this Agreement.  It is specifically understood in connection with this Paragraph 14 and any other restrictive covenants to which Executive may be subject, that Executive’s participation in a meeting where Google’s daily deal business is discussed by others does not constitute direct involvement.

If, in any judicial proceeding, a court refuses to enforce any provision of this restrictive covenant (or any part thereof), then such unenforceable provisions (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate provisions (or portions thereof) to be enforced.  In the event that the provisions of this Paragraph 14 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the permissible time, geographic or scope limitations, as the case may be, found to be reasonable by a court of competent jurisdiction.

15.                                 Equitable Remedies.  Executive acknowledges and agrees that the agreements and covenants set forth in Paragraphs 4(f), 6, and 14 are reasonable and necessary for the protection of the Company’s business interests, that irreparable injury will result to the Company if Executive breaches any of the terms of said covenants, and that in the event of Executive’ actual or threatened breach of any such covenants, the Company will have no adequate remedy at law.  Executive accordingly agrees that, in the event of any actual or threatened breach by Executive of any of said covenants, the Company will be entitled to seek immediate injunctive and other equitable relief.  Nothing in this Paragraph 15 will be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages that it is able to prove.

16.                                 Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when delivered personally; (b) by overnight courier, upon written verification of receipt; (c) by telecopy or facsimile transmission, upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt.  Notices to Executive shall be sent to:

Ms. Margo Georgiadis

506 Sheridan Road

Kenilworth, Illinois 600436

Notices to Company shall be sent to:

Groupon, Inc.

600 West Chicago Avenue,

Chicago, IL 60654

Attention: General Counsel

17.                                 Entire Agreement.  This Agreement, including the Proprietary Rights Agreement (other than the Conflicting Provisions), the Assignment and the Employee Statement which are specifically incorporated herein by reference, contains the entire agreement between Executive and Company or any agent or employee thereof with respect to the subject matter hereof.  It is agreed that there are no collateral agreements or representations, written or oral, that are not contained in this Agreement.  This Agreement may be amended only by a written instrument executed by all parties hereto.

18.                                 Miscellaneous.

(a)                                  The Parties agree to do all things necessary and to execute all further documents necessary and appropriate to carry out and effectuate the terms and purposes of this Agreement.

(b)                                 This Agreement may be pled as a full and complete defense to, and may be used as a basis for an injunction against, any action, suit or other proceeding that may be prosecuted, instituted or attempted by Executive in breach hereof.

(c)                                  This Agreement is binding on and inures to the benefit of the Company, its successors and assigns, and is binding on and inures to the benefit of Executive, her heirs and assigns.

[Signature Page Follows.]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Dated:	10/17/11	/s/ Mary Margaret H. Georgiadis
Mary Margaret H. (“Margo”) Georgiadis

Groupon, Inc.

Dated:	10/17/11	By:	/s/ David R. Schellhase
Name: David R. Schellhase
Title: General Counsel

[Signature Page to Confidential Separation Agreement and General Mutual Release]